UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2014

Autobytel Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
18872 MacArthur Boulevard, Suite 200, Irvine, California		92612-1400
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (949) 225-4500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
The information included in Item 3.03 below regarding Amendment No. 1 to the Plan (as defined below) is incorporated by reference into this Item 1.01.

Item 3.03.	Material Modification to Rights of Security Holders.
On April 14, 2014, the Board of Directors of Autobytel Inc., a Delaware corporation (“Company”), approved an Amendment No. 1 (“Amendment No. 1”) to Tax Benefit Preservation Plan dated May 26, 2010 (“Plan”) between the Company and Computershare Trust Company, N.A., as rights agent.  The Plan, which is designed to protect stockholder value by preserving the Company’s important tax assets, was scheduled to expire at the close of business on May 26, 2014.  Amendment No. 1 extends the expiration date of the Plan to May 26, 2017 (subject to other earlier termination events set forth in the Plan).  Amendment No. 1 to the Plan also increases the Purchase Price (as defined in the Plan) from $8.00 to $75.00.  The original Plan was approved by the Company’s stockholders at its 2011 Annual Meeting of Stockholders.  The Company intends to submit the Plan, as amended, for approval by the Company’s stockholders at the Company’s 2014 Annual Meeting of Stockholders.  If stockholder approval of the Plan, as amended, is not obtained at the Company’s 2014 Annual Meeting, the Plan will terminate at the end of the calendar month in which occurs the final adjournment of the Company’s 2014 Annual Meeting.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1, a copy of which is filed with this Current Report on Form 8-K, as Exhibit 4.1 and incorporated herein by reference.

The original Plan is described in, and included as, an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2010.

Item 9.01.	Financial Statements and Exhibits.
              (d)            Exhibits

Exhibit No.	Description

4.1	Amendment No. 1 to Tax Benefit Preservation Plan, dated as of April 14, 2014, between Autobytel Inc. and Computershare Trust Company, N.A., as rights agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2014
Autobytel Inc., a Delaware corporation
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary

INDEX OF EXHIBITS

Exhibit No.	Description

4.1	Amendment No. 1 to Tax Benefit Preservation Plan, dated as of April 14, 2014, between Autobytel Inc. and Computershare Trust Company, N.A., as rights agent.

4